Exhibit 99.1
Insulet Reports Second Quarter 2022 Revenue Increase of 14%
Year-Over-Year (18% Constant Currency1)

Recently Launched U.S. Full Market Release for Omnipod® 5 - Now Available through Retail Pharmacies

ACTON, Mass. - August 4, 2022 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended June 30, 2022.

Second Quarter Financial Highlights:

•Second quarter 2022 revenue of $299.4 million, up 13.8%, or 17.7% in constant currency1, compared to $263.2 million in the prior year, exceeds the guidance range of 12% to 15% in constant currency
◦Total Omnipod revenue of $285.8 million, an increase of 18.1%, or 22.3% in constant currency
◦U.S. Omnipod revenue of $196.4 million, an increase of 30.5%
◦International Omnipod revenue of $89.4 million, a decrease of 2.4%, or an increase of 8.9% in constant currency
◦Drug Delivery revenue of $13.6 million, a decrease of 35.5%
•Gross margin of 63.6%, down 580 basis points
•Operating loss of $26.7 million, or (8.9)% of revenue, compared to operating income of $26.3 million, or 10.0% of revenue, in the prior year. Adjusted operating income1 of $4.0 million, or 1.3%, excludes $27.3 million of certain legal costs and $3.4 million of CEO transition costs
•Net loss of $35.0 million, or $(0.50) per diluted share, compared to net loss of $25.0 million, or $(0.37) per diluted share, in the prior year
•Adjusted EBITDA1 of $27.6 million, or 9.2% of revenue, compared to $52.3 million, or 19.9% of revenue, in the prior year

Recent Strategic Highlights:

•Launched U.S. full market release of the Omnipod® 5 Automated Insulin Delivery System (Omnipod 5) - now available through retail pharmacies
•Achieved record quarterly U.S. and Total Omnipod new customer starts
•Presented new study data at the American Diabetes Association Conference demonstrating Omnipod 5 significantly improved time in range and reduced HbA1c in children aged 2 through 5.9 years with type 1 diabetes over 12 months of use, while also reducing hypoglycemia, compared with standard therapy
•Published preschool pivotal data in Diabetes Care2 that demonstrated the use of Omnipod 5 was safe, and participants experienced improved glycemic measures and reduced hypoglycemia during the study phase compared to baseline
•Launched Omnipod DASH® in the United Arab Emirates
•Broke ground at Insulet’s future Malaysia manufacturing facility
1 See description of non-GAAP financial measures contained in this release.
2 Safety and Glycemic Outcomes With a Tubeless Automated Insulin Delivery System in Very Young Children With Type 1 Diabetes: A Single-Arm Multicenter Clinical Trial; Jennifer L. Sherr; Bruce W. Bode; Gregory P. Forlenza; Lori M. Laffel; Melissa J. Schoelwer; Bruce A. Buckingham; Amy B. Criego; Daniel J. DeSalvo; Sarah A. MacLeish; David W. Hansen; Trang T. Ly for the Omnipod 5 in Preschoolers Study Group. Published in Diabetes Care; June 9, 2022.

“Our second quarter results demonstrate continued momentum in our business and strong execution by the entire Insulet team,” said Jim Hollingshead, President and Chief Executive Officer. “We achieved a number of recent milestones, including the Omnipod 5 U.S. full market release through retail pharmacies, the progression of our regulatory approval efforts for Omnipod 5 to expand its U.S. indication down to age two and to secure international CE Mark, and the advancement of our plan to further strengthen our manufacturing capabilities through a new Malaysia facility. Looking ahead, we’re focused on building on our success and are in a strong position to execute our mission to simplify and improve the lives of people with diabetes around the world.”

2022 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2022, the Company is raising its revenue growth guidance range to 14% to 17% (previously 12% to 16%). Revenue growth ranges by product line are:
◦Total Omnipod of 18% to 21% (previously 16% to 20%)
◦U.S. Omnipod of 23% to 26% (previously 19% to 23%)
◦International Omnipod of 9% to 12% (previously 9% to 14%)
◦Drug Delivery of (40)% to (35)% (previously (35)% to (30)%)

•For the quarter ending September 30, 2022, the Company expects revenue growth of 17% to 20%. Revenue growth ranges by product line are:
◦Total Omnipod of 18% to 21%
◦U.S. Omnipod of 24% to 27%
◦International Omnipod of 7% to 10%
◦Drug Delivery of (14)% to (5)%

Operating Margin Guidance:

For the year ending December 31, 2022, the Company now expects operating margin, excluding the impact from legal and CEO transition costs, to be high-single digits. Operating margin is expected to be lower year-over-year as a result of higher manufacturing costs and the macro environment creating inflationary and foreign exchange pressures.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on August 4, 2022 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted operating income, which represents net income (loss) plus other significant unusual items, as applicable, Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant unusual items, as applicable; and Adjusted Operating Income and Adjusted EBITDA, both as a percentage of revenue. Insulet presents these non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes that they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to adverse changes in general economic conditions as well as risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business; dependence on a principal product platform; ability to maintain and grow our customer base; ability to scale the business to support revenue growth; maintenance of an effective sales force and expansion of distribution network; ability to secure and retain adequate coverage or reimbursement from third-party payors; impact of healthcare reform laws; impact of competitive products, technological change and product innovation; ability to design, develop, manufacture and commercialize future products; changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; international business risks, including regulatory, commercial and logistics risks; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers and/or supplier pricing discounts and achieve satisfactory gross margins; ability to protect our intellectual property and other proprietary rights and potential conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; the potential violation of anti-bribery/anti-corruption laws or laws and regulations regarding privacy and data protection; breaches or failures of our product or information technology systems, including by cyberattack; unfavorable results of clinical studies or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; the concentration of manufacturing operations and storage of inventory in a limited number of locations; loss of employees or inability to identify and recruit new employees; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2022 Insulet Corporation. Omnipod, Omnipod DASH and Omnipod 5 are registered trademarks of Insulet Corporation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share data)	2022	2021	2022	2021
Revenue	$299.4	$263.2	$594.8	$515.5
Cost of revenue	109.1	80.5	194.8	165.3
Gross profit	190.3	182.7	400.0	350.2
Research and development expenses	42.6	40.1	85.7	80.8
Selling, general and administrative expenses	174.4	116.3	303.1	226.8
Operating (loss) income	(26.7)	26.3	11.2	42.6
Interest expense, net	(8.3)	(16.4)	(17.2)	(29.8)
Loss on extinguishment of debt	—	(40.1)	—	(40.1)
Other (expense) income, net	(1.1)	1.8	(0.8)	(0.8)
Loss before income taxes	(36.1)	(28.4)	(6.8)	(28.1)
Income tax benefit (expense)	1.1	3.4	(0.4)	3.1
Net loss	$(35.0)	$(25.0)	$(7.2)	$(25.0)

Net loss per share:
Basic	$(0.50)	$(0.37)	$(0.10)	$(0.38)
Diluted	$(0.50)	$(0.37)	$(0.10)	$(0.38)
Weighted-average number of common shares outstanding (in thousands):
Basic	69,356	66,696	69,305	66,406
Diluted	69,356	66,696	69,305	66,406

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$708.6	$791.6
Accounts receivable, net	206.6	161.0
Inventories	320.4	303.2
Prepaid expenses and other current assets	73.5	74.0
Total current assets	1,309.1	1,329.8
Property, plant and equipment, net	535.8	536.5
Goodwill and other intangible assets, net	106.9	76.4
Other assets	161.9	106.1
Total assets	$2,113.7	$2,048.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$57.2	$37.7
Accrued expenses and other current liabilities	195.8	166.0
Current portion of long-term debt	26.3	25.1
Total current liabilities	279.3	228.8
Long-term debt, net	1,385.2	1,248.8
Other liabilities	26.8	14.9
Total liabilities	1,691.3	1,492.5
Stockholders’ equity	422.4	556.3
Total liabilities and stockholders’ equity	$2,113.7	$2,048.8

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$196.4	$150.5	30.5%	—%	30.5%
International Omnipod	89.4	91.6	(2.4)%	(11.3)%	8.9%
Total Omnipod	285.8	242.1	18.1%	(4.2)%	22.3%
Drug Delivery	13.6	21.1	(35.5)%	—%	(35.5)%
Total	$299.4	$263.2	13.8%	(3.9)%	17.7%

	Six Months Ended June 30,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$370.5	$293.8	26.1%	—%	26.1%
International Omnipod	184.8	181.5	1.8%	(8.9)%	10.7%
Total Omnipod	555.3	475.3	16.8%	(3.4)%	20.2%
Drug Delivery	39.5	40.2	(1.7)%	—%	(1.7)%
Total	$594.8	$515.5	15.4%	(3.1)%	18.5%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED EBITDA

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2022	Percent of Revenue	2021	Percent of Revenue	2022	Percent of Revenue	2021	Percent of Revenue
Net loss	$(35.0)	(11.7)%	$(25.0)	(9.5)%	$(7.2)	(1.2)%	$(25.0)	(4.8)%
Interest expense, net	8.3		16.4		17.2		29.8
Income tax (benefit) expense	(1.1)		(3.4)		0.4		(3.1)
Depreciation and amortization	15.8		15.2		31.1		28.0
Stock-based compensation	8.9		9.0		18.4		17.6
Legal costs(1)	27.3		—		27.3		—
CEO transition costs(2)	3.4		—		3.4		—
Loss on extinguishment of debt	—		40.1		—		40.1
Adjusted EBITDA	$27.6	9.2%	$52.3	19.9%	$90.6	15.2%	$87.4	17.0%

ADJUSTED OPERATING INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2022	Percent of Revenue	2022	Percent of Revenue
Operating (loss) income	$(26.7)	(8.9)%	$11.2	1.9%
Legal costs(1)	27.3		27.3
CEO transition costs(2)	3.4		3.4
Adjusted operating income	$4.0	1.3%	$41.9	7.0%

(1) Includes a $20.0 million charge to settle patent infringement litigation with Roche Diabetes Care, Inc., associated legal fees, and an estimated liability to settle a contract dispute.
(2) Represents costs associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	23%	—%	23%	26%	—%	26%
International Omnipod	(2)%	(11)%	9%	1%	(11)%	12%
Total Omnipod	14%	(4)%	18%	17%	(4)%	21%
Drug Delivery	(40)%	—%	(40)%	(35)%	—%	(35)%
Total	10%	(4)%	14%	13%	(4)%	17%

	Three Months Ended September 30, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	24%	—%	24%	27%	—%	27%
International Omnipod	(6)%	(13)%	7%	(3)%	(13)%	10%
Total Omnipod	13%	(5)%	18%	16%	(5)%	21%
Drug Delivery	(14)%	—%	(14)%	(5)%	—%	(5)%
Total	12%	(5)%	17%	15%	(5)%	20%